                                                                   Exhibit 3.98

                                    DELAWARE
                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "PERC, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE FIFTH DAY OF MARCH, A.D. 1992, AT 4:30 O'CLOCK P.M.

     CERTIFICATE OF MERGER, FILED THE TWENTY-FOURTH DAY OF MARCH, A.D. 1992, AT 1:30 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


[SEAL]

                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State


2290208  8100H                                 AUTHENTICATION: 1782944

020316747                                                DATE: 05-17-02

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 03/05/1992
                                                         722065166  -  2290208


                          CERTIFICATE OF INCORPORATION

                                       OF

                                   PERC, INC.

                                    * * * * *

     1.   The name of the corporation is PERC, Inc.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is Ten Thousand (10,000); all of such shares shall be without par value.

     At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

     5A.  The name and mailing address of each incorporator is as follows:

              NAME                                     MAILING ADDRESS
              ----                                     ---------------

          L. J. Vitalo                                 1209 Orange Street
                                                       Wilmington, DE 19801

          K. A.  Widdoes                               1209 Orange Street
                                                       Wilmington, DE 19801

          M. A.  Brzoska                               1209 Orange Street
                                                       Wilmington, DE 19801

     5B. The name and mailing address of each parson, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

    NAME                                              MAILING ADDRESS
    ----                                              ---------------

Gerald L. Kuhr                                        c/o KTI Energy, Inc.
                                                      7000 Blvd. East
                                                      Guttenberg, NJ 07093

Martin J. Sergi                                       c/o KTI Energy, Inc.
                                                      7000 Blvd. East
                                                      Guttenberg, NJ 07093

Nicholas Menonna, Jr.                                 c/o KTI Energy, Inc.
                                                      7000 Blvd. East
                                                      Guttenberg, NJ 07093

     6.   The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     WE, THE UNDERSIGNED, being each of the incorporation hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 5th day of March, 1992.


                                                      /s/ L. J. Vitalo
                                                  ----------------------
                                                      L. J. Vitalo

                                                      /s/ K. A. Widdoes
                                                  ----------------------
                                                      K. A. Widdoes

                                                      /s/ M. A. Brzoska
                                                  ----------------------
                                                      M. A. Brzoska

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 01:30 PM 03/24/1992
                                                          732084033 - 2290208


                             CERTIFICATE OF MERGER
                                       OF

                         PERC, INC., A MAINE CORPORATION

                                      INTO

                       PERC, INC., A DELAWARE CORPORATION

                                    * * * * *

The undersigned corporation DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

              NAME                          STATE OF INCORPORATION
              ----                          ----------------------

              PERC, Inc.                    Maine

              PERC, Inc.                    Delaware

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is PERC, Inc., a Delaware Corporation,

FOURTH: That the Certificate of Incorporation of PERC, Inc., a Delaware Corporation, which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is c/o Kuhr Technologies, Inc., 7000 Blvd. East, Guttenberg, NJ 07093.

SIXTH: That a copy of the Agreement of Merger will be furnished on request and without cost to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation       Class         Number of Shares      Par Value per
                                                      share or statement
                                                      that shares are
                                                      without par value
PERC, Inc.,       Common        10,000                Without par value
a Maine
corporation

EIGHTH: That this Certificate of Merger shall be effective on its date of filing in the office of the Secretary of State of Delaware.

Dated:  March 18, 1992          PERC, Inc., a Delaware corporation

                                By:  /s/ Martin J. Sergi
                                     --------------------------------
                                     Martin J. Sergi
                                     Vice President and Chief
                                     Financial Officer


ATTEST:


BY: /s/ Nicholas Menonna, Jr.
    ---------------------------------
    Nicholas Menonna, Secretary


CMK/47550/104.AE9

                                        2